Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 24, 2017, with respect to the consolidated financial statements of Bioblast Pharma Ltd. Included in the Registration Statement on Form F-1 and related Prospectus of Bioblast Pharma Ltd., dated February 24, 2017.

Tel-Aviv, Israel February 24, 2017	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer A member of EY Global